                                                                     Exhibit 3.2

                                      THIRD
                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               VORNADO REALTY L.P.

                          Dated as of November 12, 1998


         THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this "Amendment"), dated as of November 12, 1998, is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined therein as the "General Partner"), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the "Partnership"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornad Realty L.P., dated as of April 1, 1998 (as so amended, the "Agreement").

         WHEREAS, the Partnership was formed on October 2, 1996, under the name "Mendik Real Estate Group, L.P." and, concurrently therewith, the Partnership's general partner caused the Partnership's initial Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware;

         WHEREAS, on November 7, 1996, the general partner of the Partnership changed the name of the Partnership to "The Mendik Company, L.P." and, in connection therewith, caused a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership to be filed in the office of the Delaware Secretary of State on November 8, 1996;

         WHEREAS, as of April 15, 1997, the General Partner, certain affiliates of the General Partner, FW/Mendik REIT, L.L.C., a Delaware limited liability company, and The Mendik Company, Inc., a Maryland corporation, recapitalized the Partnership and, in connection therewith, entered into a First Amended and Restated Agreement of Limited Partnership, dated as of April 15, 1997 (the "Prior Agreement"), and in connection therewith filed a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership in the office of the Delaware Secretary of State, which filing was made on April 15, 1997;

         WHEREAS, effective as of October 20, 1997, the General Partner caused the Partnership to issue and distribute to each Person who was a Limited Partner on October 15, 1997, an additional Common Partnership Unit for each Common Partnership Unit (and in the same Class) that was owned by such Person on October 15, 1997 and, in connection therewith, the General Partner amended and restated the Prior Agreement in the form of the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P.;

         WHEREAS, as of December 16, 1997, in connection with the General Partner's acquisition of Arbor Property Trust, the general partner adopted the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P.;

         WHEREAS, as of April 1, 1998, in connection with the Partnership's acquisition of certain properties and businesses from the shareholders of Joseph
P. Kennedy Enterprises, Inc. and certain of their affiliates, the General Partner adopted the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P.;

         WHEREAS, as of the date hereof, the Partnership entered into a Private Placement Purchase Agreement with Greene Street 1998 Exchange Fund, L.P., a Delaware limited partnership ("Greene Street"), pursuant to which the Partnership agreed to issue to Greene Street Partnership Units of a newly created series to be designated by the Partnership as "Series D-1 Preferred Units" of the Partnership;

         WHEREAS, the General Partner has determined that it is in the best interest of the Partnership to amend the Agreement to reflect the issuance of the above-referenced Series D-1 Preferred Units;

         WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership's limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and


                                       -2-
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         WHEREAS, the General Partner has determined that the amendment effected hereby does not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement;

         NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

         1. Exhibit J, attached hereto as Attachment 1, is hereby incorporated by reference into the Agreement and made a part thereof.

         2. Section 4.2 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

         "H.      Issuance of Series D-1 Preferred Units. From and after the date hereof the Partnership shall be authorized to issue Partnership Units of a new series, which Partnership Units are hereby designated as "Series D-1 Preferred Units". Series D-1 Preferred Units shall have the terms set forth in Exhibit J attached hereto and made part hereof."

         3. In making distributions pursuant to Section 5.1(b) of the Agreement, the General Partner of the Partnership shall take into account the provisions of Paragraph 2 of Exhibit J to the Agreement, including, but not limited to,
Section 2.F(ii) thereof.

         4. The Agreement is hereby supplemented by adding the following paragraph at the end of Section 8.6 thereof:

         "H.      Series D-1 Preferred Unit Exception. Section 8.6.A of this
         Agreement shall not apply to any Partnership Unit designated as a Series D-1 Preferred Unit."

         5. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.


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
         6. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

                                   VORNADO REALTY TRUST


                                   By: /s/ Irwin Goldberg
                                       -----------------------------------------
                                       Name:  Irwin Goldberg
                                       Title: Vice President and Chief Financial
                                              Officer



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
                                                                    Attachment 1


                                    EXHIBIT J
                         DESIGNATION OF THE PREFERENCES,
                          VOTING POWERS, RESTRICTIONS,
            LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
                          AND CONDITIONS OF REDEMPTION

                                     OF THE

                           SERIES D-1 PREFERRED UNITS


1.       Definitions.

         In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit J:

         "Annual Distribution Rate" shall have the meaning set forth in Section 2.B(i) hereof.

         "Board of Trustees" shall mean the Board of Trustees of the General Partner or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D-1 Preferred Shares.

         "Common Shares" shall mean the common shares of beneficial interest of the General Partner, par value $.04 per share.

         "Distribution Payment Date" shall mean the first calendar day of January, April, July and October, in each year, commencing on January 1, 1999; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day, the dividend payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

         "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on November 12, 1998 and end on and include December 31, 1998).

         "Dividend Payment Date" shall mean a dividend payment date with respect to the Series D-1 Preferred Shares.

         "Redemption Date" shall have the meaning set forth in Section 2.D(iii) hereof.

         "Series D-1 Effective Date" shall be the sooner of: (w) November 12, 2008, (x) the first Business Day following any period in which the Partnership has failed to make full distributions in respect of the Series D-1 Preferred Units for six (6) Distribution Periods, whether or not consecutive, (y) the first Business Day following the receipt by the holder of the Series D-1 Preferred Units of (A) notice from the General Partner that the General Partner or the Partnership has taken the position that the Partnership is or likely is a publicly-traded partnership within the meaning of Section 7704 of the Code or any successor provision thereof (a "PTP") or (B) an opinion rendered by independent counsel familiar with such matters addressed to the holder of Series D-1 Preferred Units that the Partnership is or likely is a PTP, and (z) the first Business Day following the date on which Greene Street 1998 Exchange Fund, L.P. ("Greene Street") determines, based on results or projected results, that there exists (in Greene Street's reasonable judgment) an imminent and substantial risk that the Series D-1 Preferred Units held by Greene Street represent or will represent 19.5% or more of the total profits or capital interests in the Partnership for a taxable year (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)).

         "Series D-1 Notice of Redemption" shall have the meaning set forth in
Section 2.E(i)(a) hereof.

         "Series D-1 Preferred Shares" means the shares of beneficial interest of the General Partner Entity designated as Series D-1 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value, having the rights and preferences and other terms set forth in Schedule 1 to this Exhibit J.

         "Series D-1 Preferred Unit" means a Partnership Unit issued by the Partnership having the preferences, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit J.

         "Series D-1 Redeeming Partner" shall have the meaning set forth in
Section 2.E(i)(a) hereof.

         "Series D-1 Redemption Right" shall have the meaning set forth in
Section 2.E(i)(a) hereof.
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         "Series D-1 Specified Redemption Date" shall mean the sixtieth Business
Day after receipt by the General Partner of a Series D-1 Notice of Redemption in respect of the Series D-1 Units; provided, however, that the Series D-1
Specified Redemption Date shall mean the tenth Business Day after receipt by the General Partner of a Series D-1 Notice of Redemption delivered in respect of a redemption described in Treas. Reg. Section 1.7704-1(e).

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units (as defined below) or any class or series of Partnership Units ranking on a parity with the Series D-1 Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D-1 Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Third Party Redemption Date" shall have the meaning set forth in
Section 2.D(ii) hereof.

         "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

2.       Terms of the Series D-1 Preferred Units.

         A. Number. As of the close of business on the date hereof, the total number of Series D-1 Preferred Units issued and outstanding will be up to 2,400,000. The Partnership may issue additional Series D-1 Preferred Units from time to time in accordance with the terms of the Agreement and, in connection with any such additional issuance, Exhibit A to the Agreement shall be revised to reflect the total number of Series D-1 Preferred Units then issued and outstanding.

         B. Distributions. (i) The holders of the then outstanding Series D-1 Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.125 per Series D-1 Preferred Unit (the "Annual Distribution Rate"). Such distributions with respect to each

Series D-1 Preferred Unit shall be cumulative from the date of issuance of such Series D-1 Preferred Unit and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on Distribution Payment Dates, commencing on the first Distribution Payment Date after November 12, 1998. Distributions are cumulative from the most recent Distribution Payment Date to which distributions have been paid. Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

         (ii) The amount of dividends payable for each full Distribution Period for the Series D-1 Preferred Units (other than the initial Distribution Period) shall be computed by dividing the Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series D-1 Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The holders of the then outstanding Series D-1 Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series D-1 Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D-1 Preferred Units that may be in arrears.

         (iii) So long as any Series D-1 Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units (as defined below) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-1 Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series D-1 Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series D-1 Preferred Units and such Parity Units.

         (iv) So long as any Series D-1 Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, or as permitted under Article VI of the Declaration of Trust of the General Partner), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series D-1 Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series D-1 Preferred Units and all past distribution periods with respect to such Parity Units and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series D-1 Preferred Units and any Parity Units.

         C. Liquidation Preference. (i) In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the holder of the Series D-1 Preferred Units shall be entitled to receive an amount equal to the holder's Capital Account in respect of those Series D-1 Preferred Units; but the holders of Series D-1 Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the holders of Series D-1 Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D-1 Preferred Units and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series D-1 Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 2.C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner and (iii) a sale or transfer of all or substantially all of the Partnership's or the General Partner's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the General Partner.

         (ii) Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series D-1 Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the holders of the Series D-1 Preferred Units, as provided in this Section, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of the Series D-1 Preferred Units shall not be entitled to share therein.

         D. The Partnership's Right to Redeem the Series D-1 Preferred Units. (i) Except in connection with the redemption of the Series D-1 Preferred Shares by the General Partner as permitted by Article VI of the Declaration of Trust or as set forth in Section E below, the Series D-1 Preferred Units shall not be redeemable prior to November 12, 2003. On and after November 12, 2003, the General Partner may, at its option, cause the Partnership to redeem the Series D-1 Preferred Units in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, in an amount equal to $25 per unit for the Series D-1 Preferred Units being redeemed. Upon any such redemption, the Partnership shall also pay any accumulated and unpaid distributions owing in respect of the Series D-1 Preferred Units being redeemed.

         (ii) Such Series D-1 Preferred Units as are not held by the General Partner may be redeemed by the Partnership on or after November 12, 2003, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice. If fewer than all of the outstanding Series D-1 Preferred Units that are not held by the General Partner are to be redeemed, the Series D-1 Preferred Units to be redeemed from each holder (other than the General Partner) shall be selected pro rata (as nearly as practicable without creating fractional units). Any notice of redemption delivered pursuant to this Section D(ii) will be (i) faxed and (ii) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the date upon which such redemption is to occur (the "Third Party Redemption Date"), addressed to each holder of record of the Series D-1 Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D-1 Preferred Units. In addition to any information required by law, each such notice shall state: (a) the Third Party Redemption Date, (b) the amount payable per Series D-1 Preferred Unit upon redemption, including the Redemption Price and any amount payable pursuant to Section D(iv) hereof, (c) the aggregate number of Series D-1 Preferred Units to be redeemed and, if fewer than all of the outstanding Series D-1 Preferred Units are to be redeemed, the number of Series D-1 Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series D-1 Preferred Units not held by the General Partner that the total number of Series D-1 Preferred Units held by such holder represents and determined as nearly as practicable without creating fractional interests) of the aggregate number of Series D-1 Preferred Units to be redeemed, (d) the place or places where such Series D-1 Preferred Units are to be surrendered for payment of the amount payable upon redemption and (e) that payment of such amount will be made upon presentation and surrender of such Series D-1 Preferred Units. If the Partnership gives a notice of redemption in respect of Series D-1 Preferred Units pursuant to this Section D(ii), then, by 12:00 noon, New York City time, on the Third Party Redemption Date, the Partnership will deposit irrevocably in trust for the benefit of the holders of Series D-1

Preferred Units being redeemed funds sufficient to pay the applicable amount payable with respect to such Series D-1 Preferred Units and will give irrevocable instructions and authority to pay such amount to the holders of the Series D-1 Preferred Units upon surrender of the Series D-1 Preferred Units by such holders at the place designated in the notice of redemption.

         (iii) Such Series D-1 Preferred Units as may be held by the General Partner may be redeemed, in whole or in part, at the option of the General Partner, at any time, upon payment by the Partnership to the General Partner of the Redemption Price and any amount payable pursuant to Section D(iv) hereof with respect to such Series D-1 Preferred Units; provided that the General Partner shall redeem an equivalent number of Series D-1 Preferred Shares. Such redemption of Series D-1 Preferred Units shall occur substantially concurrently with the redemption by the General Partner of such Series D-1 Preferred Shares (such date is herein referred to collectively with the Third Party Redemption Date as the "Redemption Date").

         (iv) Upon any redemption of Series D-1 Preferred Units, the Partnership shall pay any accumulated and unpaid distributions for any Distribution Period, or any other period shorter than a full Distribution Period, ending on or prior to the Redemption Date. On and after the Redemption Date, distributions will cease to accumulate on the Series D-1 Preferred Units called for redemption, unless the Partnership defaults in payment therefor. If any date fixed for redemption of Series D-1 Preferred Units is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series D-1 Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D-1 Preferred Units called for redemption under this Section 2.D.

         (v) If full cumulative distributions on the Series D-1 Preferred Units and any other series or class or classes of Parity Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series D-1 Preferred Shares or shares of beneficial interest ranking on a parity with such Series D-1 Preferred Shares as permitted under Article VI of the Declaration of Trust, the Series D-1 Preferred Units may not be redeemed in part and the

Partnership may not purchase, redeem or otherwise acquire Series D-1 Preferred Units or any Parity Units other than in exchange for Junior Units.

         As promptly as practicable after the surrender of any such Series D-1 Preferred Units so redeemed, such Series D-1 Preferred Units shall be exchanged for the amount of cash (without interest thereon) payable therefore pursuant to
Section 2.D(i). If fewer than all the Series D-1 Preferred Units represented by any physical certificate are redeemed, then new certificates representing the unredeemed Series D-1 Preferred Units shall be issued without cost to the holder thereof.

         E.       Series D-1 Preferred Unit Holder Redemption Right.

         (i) General. (a) Subject to paragraphs (ii) and (iii) below, on or after the Series D-1 Effective Date, the holder of the Series D-1 Preferred Units shall have the right (the "Series D-1 Redemption Right") to require the Partnership to redeem such Series D-1 Preferred Units on a Series D-1 Specified Redemption Date in cash at a redemption price equal to $25 per unit for the Series D-1 Preferred Units being redeemed. Upon such redemption the Partnership shall also pay any accumulated and unpaid distributions for the Series D-1 Preferred Units being redeemed. Any such Series D-1 Redemption Right shall be exercised pursuant to notice of redemption comparable to the Notice of Redemption required under Section 8.6 of the Agreement (a "Series D-1 Notice of Redemption") delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Series D-1 Redemption Right (the "Series D-1 Redeeming Partner"). Except in the event of the occurrence of the circumstance described in clause (z) of the definition of "Series D-1 Effective Date", the holder(s) of the Series D-1 Preferred Units may only exercise the Series D-1 Redemption Right in respect of all Series D-1 Preferred Units issued and outstanding on the date of the applicable Series D-1 Redemption Notice. In addition, any redemption pursuant to the Series D-1 Redemption Right shall be subject to all of the provisions of the Agreement governing redemptions under
Section 8.6 of the Agreement as if it were a redemption under that section, except as otherwise provided herein.

         (b) The Series D-1 Redeeming Partner shall have no right with respect to any Series D-1 Preferred Units so redeemed to receive any distributions paid after the Series D-1 Specified Redemption Date. If the record date for such distribution was a date prior to the Series D-1 Specified Redemption Date and the Distribution Payment Date in respect of such distribution was a date after the Series D-1 Specified Redemption Date, such Series D-1 Redeeming Partner shall be required, as a condition of the redemption of such Series D-1 Preferred Units, to pay the amount of such distribution to the Partnership (if such Series D-1 Preferred Units are redeemed for cash) or to the General Partner (if such Series D-1 Preferred Units are redeemed for Series D-1 Preferred Shares).

         (c) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 2.E, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of the such rights by such Assignee on behalf of such Limited Partner, the redemption price and any accumulated and unpaid distributions shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

         (ii) General Partner Assumption of Right. (a) If the holder of the Series D-1 Preferred Units has delivered a Series D-1 Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy the Series D-1 Redemption Right by paying to the Redeeming Partner either (x) the redemption price required in
Section 2.E(i)(a) above plus any accumulated and unpaid distributions on the Series D-1 Preferred Units being redeemed or (y) in the form of Series D-1 Preferred Shares in the Trust, as set forth in paragraph (b) below. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Series D-1 Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Series D-1 Redemption Right. In the event the General Partner shall exercise its right to satisfy the Series D-1 Redemption Right in the manner described in the first sentence of this paragraph (ii) and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Series D-1 Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner. Nothing contained in this paragraph (ii) shall imply any right of the General Partner to require any holder of Series D-1 Preferred Units to exercise the Series D-1 Redemption Right afforded pursuant to paragraph (i) above.

         (b) In the event that the General Partner determines to pay the Redeeming Partner in the form of Series D-1 Preferred Shares, the General Partner shall issue to the Series D-1 Redeeming Partner one Series D-1 Preferred Share for each Series D-1 Preferred Unit being redeemed (subject to modification as set forth in paragraph (c) below), whereupon the General Partner shall acquire the Series D-1 Preferred Units offered for redemption by the Series D-1 Redeeming Partner and shall be treated for all purposes of the Agreement as the owner of such Series D-1 Preferred Units. Any accumulated and unpaid distributions on such Series D-1 Preferred Units to the date of such redemption shall also be deemed to have accumulated on the Series D-1 Preferred

Shares paid to the Series D-1 Redeeming Partner in consideration of such Series D-1 Preferred Units at the time of the issuance of such Series D-1 Preferred Shares.

         (c) In the event that there shall be outstanding at any time both Series D-1 Preferred Shares and Series D-1 Preferred Units and the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Series D-1 Preferred Shares), in each case as a result of which the Series D-1 Preferred Shares are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), thereafter the redemption price payable by the General Partner in respect of one Series D-1 Preferred Unit shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one Series D-1 Preferred Share; and the General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In case there shall be outstanding Series D-1 Preferred Units and no Series D-1 Preferred Shares and the General Partner shall be a party to any merger or consolidation in which the General Partner is not the surviving entity, then the Series D-1 Preferred Shares deliverable by the General Partner thereafter in redemption of Series D-1 Preferred Units pursuant to clause (ii) above shall be shares of the surviving entity or any entity controlling the surviving entity having the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially similar to those set forth on Schedule 1 to this Exhibit J.

         (d) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Series D-1 Preferred Shares upon exercise of the Series D-1 Redemption Right.

         (iii) Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of paragraphs (i) and (ii) above, a Partner shall not be entitled to exercise the Series D-1 Redemption Right if (but only as long as) the delivery of Series D-1 Preferred Shares to such Partner on the Series D-1 Specified Redemption Date (a) would be prohibited under the Declaration of Trust, or (b) as long as the Common Shares or any previously issued Series D-1 Preferred Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the General Partner would in fact assume and satisfy the Series D-1 Redemption Right).

         (iv) No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Series D-1 Preferred Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Series D-1 Preferred Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Series D-1 Preferred Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

         F. Ranking. (i) Any class or series of Partnership Units shall be deemed to rank:

         (a) prior to the Series D-1 Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Partnership Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-1 Preferred Units;

         (b) on a parity with the Series D-1 Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series D-1 Preferred Units, if the holders of such Partnership Units of such class or series and the Series D-1 Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other ("Parity Units"); and

         (c) junior to the Series D-1 Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Common Partnership Units or if the General Partner, in its capacity as the holder of Series D-1 Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series, and such class or series of Partnership Units shall not in either case rank prior to the Series D-1 Preferred Units ("Junior Units").

         (ii) The Series A Preferred Units shall be Parity Units with respect to the Series D-1 Preferred Units and the holders of the Series D-1 Preferred Units and Series A Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other, except that:

         (a) For so long as the Class C Units are outstanding, the Series D-1 Preferred Units shall not rank senior to the Class C Units as to preferential distributions or redemption or voting rights and shall receive: (i) accumulated and unpaid distributions pari passu with distributions made to the holders of Class C Units pursuant to Subsection 5.1.B(iv) of the Agreement and (ii) other distributions pari passu with distributions made to the holders of Class C Units pursuant to Subsection 5.1.B(v) of the Agreement.

         (b) For so long as the Class D Units are outstanding, the Series D-1 Preferred Units shall not rank senior to the Class D Units as to preferential distributions or redemption or voting rights. For so long as the Class D Units are outstanding (and the Class C Units are no longer outstanding), the Series D-1 Preferred Units shall receive: (i) accumulated and unpaid distributions pari passu with distributions made to the holders of any outstanding Class D Units pursuant to Subsection 5.1.B(ii) of the Agreement and (ii) other distributions pari passu with distributions made to the holders of any outstanding Class D Units pursuant to Subsection 5.1.B(iii) of the Agreement.

         (c) When the Class C Units and Class D Units are no longer outstanding, the Series D-1 Preferred Units shall be Preference Units and shall receive distributions pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1.B(i), except to the extent that distributions on the Series B-2 Restricted Preferred Units may not be paid due to a lack of funds in the Nongovernmental Account.

         (d) Distributions made pursuant to Subsections G(ii)(a) and G(ii)(b) of this Exhibit J shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series D-1 Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series D-1 Preferred Units and such other Partnership Units taken together on the Partnership Record Date, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent such distribution may not be paid due to a lack of funds in the Nongovernmental Account.

         (iii) For purposes of allocations of items made pursuant to Article VI of the Agreement:

         (a) As long as Class C Units are outstanding, the Series D-1 Preferred Units shall be allocated items pari passu with the allocation of items to holders of Class C Units in respect of their priority payments (i.e., as allocated in Section 6.1.A (v), (vi) and (vii) and Section 6.1.B (v), (vi) and
(vii) of the Agreement) and shall share in those allocations in a pro rata manner based on the distributions and allocations of items, as applicable, made to such Partnership Units, as applicable; references to Class C Units in Article VI of the Agreement shall be deemed to also refer to Series D-1 Preferred Units except that references to distributions made to the Class C Units shall be deemed to refer to distributions made to the Series D-1 Preferred Units in a pro rata manner with such distributions made to the Class C Units.

         (b) As long as the Class D Units are outstanding (and the Class C Units are no longer outstanding), the Series D-1 Preferred Units shall be allocated items pari passu with the allocation of items to the holders of Class D Units in respect of their priority payments (i.e., as allocated in Section 6.1.A (iii) and (vi) and Section 6.1.B (viii) and (ix) of the Agreement) and shall share in those allocations in a pro rata manner based on the distributions and allocations of items, as applicable, made to such Partnership Units, as applicable; references to Class D Units in Article VI of the Agreement shall be deemed to also refer to Series D-1 Preferred Units except that references to distributions made to the Class D Units shall be deemed to refer to distributions made to the Series D-1 Preferred Units in a pro rata manner with such distributions made to the Class D Units.

         (c) When the Class C Units and Class D Units are no longer outstanding, the Series D-1 Preferred Units shall be Preference Units and shall be allocated items pari passu with the allocation of items to holders of Preference Units (i.e., as allocated in Section 6.1.A (ii) and Section 6.1.B (x) of the Agreement) and shall share in those allocations in a pro rata manner based on the distributions and allocations of items, as applicable, made to Preference Units, as applicable; references to Preference Units in Article VI of the Agreement shall be deemed to also refer to Series D-1 Preferred Units except that references to distributions made to Preference Units shall be deemed to refer to distributions made to the Series D-1 Preferred Units in a pro rata manner with such distributions, if any, made to the Preference Units.

         G. Voting. (i) Except as required by law, the holders of the Series D-1 Preferred Units shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

         (ii) So long as any Series D-1 Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible into Partnership Units of any new class or series ranking prior to the Series D-1 Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the General Partner or the Partnership or in the payment of distributions, unless such Partnership Units are issued to the General Partner and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.

         H. General. (i) At such time, if any, as the General Partner becomes a holder of Series D-1 Preferred Units, the rights of the General Partner, in its capacity as the holder of the Series D-1 Preferred Units, will be in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit J shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of Series D-1 Preferred Units.

         (ii) Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series D-1 Preferred Units) to ensure that the Series D-1 Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the General Partner to satisfy its obligations with respect to the Series D-1 Preferred Shares, if and when any such Units are issued, it being the intention that, except to the extent provided in Schedule 1 to this Exhibit J, the terms of the Series D-1 Preferred Shares will be substantially similar to the terms of the Series D-1 Preferred Units.

                                                                  Attachment 2

    EXHIBIT A (11/12/98) - ADMISSION OF GREENE STREET 1998 EXCHANGE FUND, LP

                              VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS


                                                                    CLASS OF UNITS
                                       --------------------------------------------------------------------
                                        SERIES A   VALUE      PERCENTAGE  SERIES B-1    VALUE    PERCENTAGE
                                       PREFERRED    OF            OF      PREFERRED      OF          OF
                                         UNITS   SERIES A      SERIES A     UNITS    SERIES B-1  SERIES B-1
                                       ---------------------------------  ---------------------------------
Vornado Realty Trust                   5,789,239 $283,672,711 100.0000%
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.                                          200,000   $10,000,000  22.23%
Merchandise Mart Owners, L.L.C.                                           699,566   $34,978,300  77.77%
Merchandise Mart Enterprises, L.L.C.
World Trade Center Chicago, L.L.C.

Greene Street 1998 Exchange Fund, L.P.

The Mendik Partnership, L.P.
Mendik Realty Company, Inc.
FW / Mendik REIT, L.L.C.          (2)
Mendik RELP Corp.
2750 Associates
Abrams, Trust U/W/O Ralph
Adler, Robert
Alpert, Vicki
Ambassador Construction Company, Inc.
Aschendorf-Shasha, Ellen
Ash, Herbert
Aubert, Trust FBO Lysa
  UWO Barbara Schwartz
Aubert, Trust FBO Lysa
  UWO Ellis Schwartz
Barr, Thomas
Barkin, Leonard
Batkin, Nancy
Batkin, Nancy 1998 Trust u/a/d 5/11/98
Berenson, David
Berenson, Joan
Berenson, Richard
Berenson, Robert
Berger, Alice C.
Bianculli, Louis
Bierman, Jacquin
Blumenthal, Joel Marie
Braverman, Madlyn
Bonk, Chris
Carb, Sally
Carney, Thomas
Chambers, Robert
CHO Enterprises
Dembner, Shirley
Dembner, Shirley UGMA
  for Lindsey Dembner
Doner, Max
Downey, Michael
Dryfoos, Jacqueline
Dubrowski, Raymond
Evans, Ben
Field, Walter L.
Jesse Fierstein & Co.
Fischer, Alan A.
Freedman, Robert
Gershon, Estate of Murray
Getz, Howard
Getz, Sandra
Getz, Sandra & Howard

                                                                    CLASS OF UNITS
                                       --------------------------------------------------------------------
                                       SERIES B-2    VALUE    PERCENTAGE  SERIES D-1    VALUE    PERCENTAGE
                                       PREFERRED      OF          OF      PREFERRED      OF          OF
                                         UNITS    SERIES B-2  SERIES B-2    UNITS    SERIES D-1  SERIES D-1
                                       ---------------------------------  ---------------------------------
Vornado Realty Trust
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.       100,000    $5,000,000   22.23%
Merchandise Mart Owners, L.L.C.        349,783   $17,489,150   77.77%
Merchandise Mart Enterprises, L.L.C.
World Trade Center Chicago, L.L.C.

Greene Street 1998 Exchange Fund, L.P.                                    2,400,000 60,000,000   100.00%

The Mendik Partnership, L.P.
Mendik Realty Company, Inc.
FW / Mendik REIT, L.L.C.          (2)
Mendik RELP Corp.
2750 Associates
Abrams, Trust U/W/O Ralph
Adler, Robert
Alpert, Vicki
Ambassador Construction Company, Inc.
Aschendorf-Shasha, Ellen
Ash, Herbert
Aubert, Trust FBO Lysa
  UWO Barbara Schwartz
Aubert, Trust FBO Lysa
  UWO Ellis Schwartz
Barr, Thomas
Barkin, Leonard
Batkin, Nancy
Batkin, Nancy 1998 Trust u/a/d 5/11/98
Berenson, David
Berenson, Joan
Berenson, Richard
Berenson, Robert
Berger, Alica C.
Bianculli, Louis
Bierman, Jacquin
Blumenthal, Joel Marie
Braverman, Madlyn
Bonk, Chris
Carb, Sally
Carney, Thomas
Chambers, Robert
CHO Enterprises
Dembner, Shirley
Dembner, Shirley UGMA
  for Lindsey Dembner
Doner, Max
Downey, Michael
Dryfoos, Jacqueline
Dubrowski, Raymond
Evans, Ben
Field, Walter L.
Jesse Fierstein & Co.
Fischer, Alan A.
Freedman, Robert
Gershon, Estate of Murray
Getz, Howard
Getz, Sandra
Getz, Sandra & Howard

                                                                           CLASS OF UNITS
                                       -------------------------------------------------------------------------------
                                             COMMON UNITS                       TOTAL          VALUE        PERCENTAGE
                                       ---------------------------------------  COMMON         COMMON         COMMON
                                          A           C          D        E     UNITS          UNITS          UNITS
                                       -------------------------------------------------------------------------------
Vornado Realty Trust
Vornado Realty Trust                   42,682,403                               42,682,403  $1,473,823,376  47.0156%
Vornado Finance Corp                   35,282,694                               35,282,694  $1,218,311,424  38.8647%
Vornado Investment Corporation          3,666,666                                3,666,666    $126,609,977   4.0389%
40 East 14 Realty Associates                                                             0              $0   0.0000%
  General Partnership                   1,639,278                                1,639,278     $56,604,269   1.8057%
825 Seventh Avenue Holding Corporation    235,516                                  235,516      $8,132,367   0.2594%
Menands Holdings Corporation              536,524                                  536,524     $18,526,174   0.5910%
Two Guys From Harrison, N.Y., Inc.        180,890                                  180,890      $6,246,132   0.1993%

Washington Design Center, L.L.C.           65,807                                   65,807      $2,272,316   0.0725%
Merchandise Mart Owners, L.L.C.                                                          0              $0   0.0000%
Merchandise Mart Enterprises, L.L.C.      395,967                                  395,967     $13,672,741   0.4362%
World Trade Center Chicago, L.L.C.        603,948                                  603,948     $20,854,324   0.6653%

Greene Street 1998 Exchange Fund, L.P.                                                   0              $0   0.0000%

The Mendik Partnership, L.P.                       2,512,023                     2,512,023     $86,740,154   2.7670%
Mendik Realty Company, Inc.                   161                                      161          $5,559   0.0002%
FW / Mendik REIT, L.L.C.          (2)                486,540                       486,540     $16,800,226   0.5359%
Mendik RELP Corp.                                        846                           846         $29,212   0.0009%
2750 Associates                                                2,704                 2,704         $93,369   0.0030%
Abrams, Trust U/W/O Ralph                                      7,244                 7,244        $250,135   0.0080%
Adler, Robert                                                  2,496                 2,496         $86,187   0.0027%
Alpert, Vicki                                                  5,228                 5,228        $180,523   0.0058%
Ambassador Construction Company, Inc.                         37,178                37,178      $1,283,756   0.0410%
Aschendorf-Shasha, Ellen                                       1,710                 1,710         $59,046   0.0019%
Ash, Herbert                                                     154                   154          $5,318   0.0002%
Aubert, Trust FBO Lysa                                                                   0              $0   0.0000%
  UWO Barbara Schwartz                                         4,278                 4,278        $147,719   0.0047%
Aubert, Trust FBO Lysa                                                                   0              $0   0.0000%
  UWO Ellis Schwartz                                             256                   256          $8,840   0.0003%
Barr, Thomas                                                   1,844                 1,844         $63,673   0.0020%
Barkin, Leonard                                                  962                   962         $33,218   0.0011%
Batkin, Nancy                                                      0                     0              $0   0.0000%
Batkin, Nancy 1998 Trust u/a/d 5/11/98        108              6,338                 6,446        $222,580   0.0071%
Berenson, David                                                1,034                 1,034         $35,704   0.0011%
Berenson, Joan                                                 1,382                 1,382         $47,720   0.0015%
Berenson, Richard                                                842                   842         $29,074   0.0009%
Berenson, Robert                                               1,762                 1,762         $60,842   0.0019%
Berger, Alica C.                                                 374                   374         $12,914   0.0004%
Bianculli, Louis                                               5,604                 5,604        $193,506   0.0062%
Bierman, Jacquin                                               5,376                 5,376        $185,633   0.0059%
Blumenthal, Joel Marie                                           154                   154          $5,318   0.0002%
Braverman, Madlyn                                             35,032                35,032      $1,209,655   0.0386%
Bonk, Chris                                           75,344                        75,344      $2,601,628   0.0830%
Carb, Sally                                                    1,793                 1,793         $61,912   0.0020%
Carney, Thomas                                                 1,419                 1,419         $48,998   0.0016%
Chambers, Robert                              145              7,961                 8,106        $279,900   0.0089%
CHO Enterprises                                                5,364                 5,364        $185,219   0.0059%
Dembner, Shirley                              145                 78                   223          $7,700   0.0002%
Dembner, Shirley UGMA                                                                    0              $0   0.0000%
  for Lindsey Dembner                                          3,462                 3,462        $119,543   0.0038%
Doner, Max                                                     3,364                 3,364        $116,159   0.0037%
Downey, Michael                                       83,226                        83,226      $2,873,794   0.0917%
Dryfoos, Jacqueline                                              962                   962         $33,218   0.0011%
Dubrowski, Raymond                                             2,304                 2,304         $79,557   0.0025%
Evans, Ben                                                       104                   104          $3,591   0.0001%
Field, Walter L.                                               1,680                 1,680         $58,010   0.0019%
Jesse Fierstein & Co.                                          4,045                 4,045        $139,674   0.0045%
Fischer, Alan A.                                               3,364                 3,364        $116,159   0.0037%
Freedman, Robert                                               5,770                 5,770        $199,238   0.0064%
Gershon, Estate of Murray                                     10,494                10,494        $362,358   0.0116%
Getz, Howard                                                     333                   333         $11,498   0.0004%
Getz, Sandra                                                   7,328                 7,328        $253,036   0.0081%
Getz, Sandra & Howard                                            748                   748         $25,828   0.0008%

                                          TOTAL             TOTAL       PERCENTAGE
                                          UNITS             VALUE        INTEREST
                                        ----------     --------------    --------
Vornado Realty Trust                    90,013,210(1)  $3,191,926,430    90.0176%
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.           365,807        $17,272,316     0.4871%
Merchandise Mart Owners, L.L.C.          1,049,349        $52,467,450     1.4797%
Merchandise Mart Enterprises, L.L.C.       395,967        $13,672,741     0.3856%
World Trade Center Chicago, L.L.C.         603,948        $20,854,324     0.5881%

Greene Street 1998 Exchange Fund, L.P.   2,400,000        $60,000,000     1.6921%

The Mendik Partnership, L.P.             2,512,023        $86,740,154     2.4462%
Mendik Realty Company, Inc.                    161             $5,559     0.0002%
FW / Mendik REIT, L.L.C.          (2)      486,540        $16,800,226     0.4738%
Mendik RELP Corp.                              846            $29,212     0.0008%
2750 Associates                              2,704            $93,369     0.0026%
Abrams, Trust U/W/O Ralph                    7,244           $250,135     0.0071%
Adler, Robert                                2,496            $86,187     0.0024%
Alpert, Vicki                                5,228           $180,523     0.0051%
Ambassador Construction Company, Inc.       37,178         $1,283,756     0.0362%
Aschendorf-Shasha, Ellen                     1,710            $59,046     0.0017%
Ash, Herbert                                   154             $5,318     0.0001%
Aubert, Trust FBO Lysa                           0                 $0     0.0000%
  UWO Barbara Schwartz                       4,278           $147,719     0.0042%
Aubert, Trust FBO Lysa                           0                 $0     0.0000%
  UWO Ellis Schwartz                           256             $8,840     0.0002%
Barr, Thomas                                 1,844            $63,673     0.0018%
Barkin, Leonard                                962            $33,218     0.0009%
Batkin, Nancy                                    0                 $0     0.0000%
Batkin, Nancy 1998 Trust u/a/d 5/11/98       6,446           $222,580     0.0063%
Berenson, David                              1,034            $35,704     0.0010%
Berenson, Joan                               1,382            $47,720     0.0013%
Berenson, Richard                              842            $29,074     0.0008%
Berenson, Robert                             1,762            $60,842     0.0017%
Berger, Alice C.                               374            $12,914     0.0004%
Bianculli, Louis                             5,604           $193,506     0.0055%
Bierman, Jacquin                             5,376           $185,633     0.0052%
Blumenthal, Joel Marie                         154             $5,318     0.0001%
Braverman, Madlyn                           35,032         $1,209,655     0.0341%
Bonk, Chris                                 75,344         $2,601,628     0.0734%
Carb, Sally                                  1,793            $61,912     0.0017%
Carney, Thomas                               1,419            $48,998     0.0014%
Chambers, Robert                             8,106           $279,900     0.0079%
CHO Enterprises                              5,364           $185,219     0.0052%
Dembner, Shirley                               223             $7,700     0.0002%
Dembner, Shirley UGMA                            0                 $0     0.0000%
  for Lindsey Dembner                        3,462           $119,543     0.0034%
Doner, Max                                   3,364           $116,159     0.0033%
Downey, Michael                             83,226         $2,873,794     0.0810%
Dryfoos, Jacqueline                            962            $33,218     0.0009%
Dubrowski, Raymond                           2,304            $79,557     0.0022%
Evans, Ben                                     104             $3,591     0.0001%
Field, Walter L.                             1,680            $58,010     0.0016%
Jesse Fierstein & Co.                        4,045           $139,674     0.0039%
Fischer, Alan A.                             3,364           $116,159     0.0033%
Freedman, Robert                             5,770           $199,238     0.0056%
Gershon, Estate of Murray                   10,494           $362,358     0.0102%
Getz, Howard                                   333            $11,498     0.0003%
Getz, Sandra                                 7,328           $253,036     0.0071%
Getz, Sandra & Howard                          748            $25,828     0.0007%

                                                                              Class of Units
                                       ---------------------------------------------------------------------------------------------
                                                              Common Units
                                       ------------------------------------------------------------
                                          A         C       D    E   Total      Value    Percentage   Total      Total    Percentage
                                                                    Common     Common      Common     Units      Value     Interest
                                                                     Units      Units       Units
                                       --------------------------------------------------------------------------------------------
Gold, Frederica                                               414       414      $14,295   0.0005%       414      $14,295   0.0004%
Ginsberg, Benedict                                            932       932      $32,182   0.0010%       932      $32,182   0.0009%
Goldberg, Clarence                                            916       916      $31,629   0.0010%       916      $31,629   0.0009%
Goldring, Stanley                                          10,833    10,833     $374,063   0.0119%    10,833     $374,063   0.0105%
Goldschmidt, Beatrice                                      22,045    22,045     $761,214   0.0243%    22,045     $761,214   0.0215%
Goldschmidt, Charles                                       10,752    10,752     $371,267   0.0118%    10,752     $371,267   0.0105%
Goldschmidt, Edward                                        12,842    12,842     $443,434   0.0141%    12,842     $443,434   0.0125%
Goldschmidt, C. Trust U/A/D 7/11/90                         8,389     8,389     $289,672   0.0092%     8,389     $289,672   0.0082%
Goldschmidt, Lawrence                                      92,454    92,454   $3,192,437   0.1018%    92,454   $3,192,437   0.0900%
Gorfinkle, Alaine                                             664       664      $22,928   0.0007%       664      $22,928   0.0006%
Gorfinkle, Lawrence                                         3,830     3,830     $132,250   0.0042%     3,830     $132,250   0.0037%
Gould Investors, L.P.                            458,964            458,964  $15,848,027   0.5056%   458,964  $15,848,027   0.4469%
Green, Bernard                                             14,152    14,152     $488,669   0.0156%    14,152     $488,669   0.0138%
Green, Barbara                                              8,546     8,546     $295,093   0.0094%     8,546     $295,093   0.0083%
Greenbaum, David R.                                  701                701      $24,206   0.0008%       701      $24,206   0.0007%
Greif, Goldie                                               6,724     6,724     $232,180   0.0074%     6,724     $232,180   0.0065%
Gutenberg, Bernice                                            688       688      $23,757   0.0008%       688      $23,757   0.0007%
H L Silbert trustee U/W                                    19,976    19,976     $689,771   0.0220%    19,976     $689,771   0.0195%
 of H A Goldman
Hagler, Philip                                             14,631    14,631     $505,208   0.0161%    14,631     $505,208   0.0142%
Harteveldt, Robert L.                                       5,128     5,128     $177,070   0.0056%     5,128     $177,070   0.0050%
Hirsch, Phillip J.                                            338       338      $11,671   0.0004%       338      $11,671   0.0003%
Hirsch, Judith                                                338       338      $11,671   0.0004%       338      $11,671   0.0003%
Hrusha, Alan                                                1,844     1,844      $63,673   0.0020%     1,844      $63,673   0.0018%
Hutner, Anne Trust F/B/O                                    4,610     4,610     $159,183   0.0051%     4,610     $159,183   0.0045%
Hutner, Estate of Irwin                                    11,334    11,334     $391,363   0.0125%    11,334     $391,363   0.0110%
INS Realty Associates                                     269,516   269,516   $9,306,387   0.2969%   269,516   $9,306,387   0.2625%
Fierstein Co.                                              28,415    28,415     $981,170   0.0313%    28,415     $981,170   0.0277%
Jaffe, Elizabeth                                               76        76       $2,624   0.0001%        76       $2,624   0.0001%
Jones, Hazel                                                2,496     2,496      $86,187   0.0027%     2,496      $86,187   0.0024%
Kaufman, Robert M.                                            338       338      $11,671   0.0004%       338      $11,671   0.0003%
Klein, Robin                                                3,364     3,364     $116,159   0.0037%     3,364     $116,159   0.0033%
Knatten Inc.                                              141,998   141,998   $4,903,191   0.1564%   141,998   $4,903,191   0.1383%
Knight, Laureine                                  10,242             10,242     $353,656   0.0113%    10,242     $353,656   0.0100%
Komaroff, Stanley                                             576       576      $19,889   0.0006%       576      $19,889   0.0006%
Kosloff, Andrea                                                78        78       $2,693   0.0001%        78       $2,693   0.0001%
Kosloff, Andrea UGMA                                                      0           $0   0.0000%         0           $0   0.0000%
 for Adam Kosloff                                           2,116     2,116      $73,065   0.0023%     2,116      $73,065   0.0021%
Kosloff, Andrea UGMA                                                      0           $0   0.0000%         0           $0   0.0000%
 for Justin Kosloff                                         2,116     2,116      $73,065   0.0023%     2,116      $73,065   0.0021%
Koven, Irving                                                   0         0           $0   0.0000%         0           $0   0.0000%
Koven, Esther                                              11,208    11,208     $387,012   0.0123%    11,208     $387,012   0.0109%
Kowal, Myron as Custodian                                                 0           $0   0.0000%         0           $0   0.0000%
 for Andrew Kowal                                             748       748      $25,828   0.0008%       748      $25,828   0.0007%
Kramer, Saul                                                  652       652      $22,514   0.0007%       652      $22,514   0.0006%
Kuhn, James D.                           1,606   151,046            152,652   $5,271,074   0.1681%   152,652   $5,271,074   0.1487%
Kuhn, Leo                                                     902       902      $31,146   0.0010%       902      $31,146   0.0009%
Kurshan, Herbert                                            2,496     2,496      $86,187   0.0027%     2,496      $86,187   0.0024%
Lauder, Leonard                                             4,660     4,660     $160,910   0.0051%     4,660     $160,910   0.0045%
Lauder, Ronald                                              4,660     4,660     $160,910   0.0051%     4,660     $160,910   0.0045%
Leff, Joseph                                                3,364     3,364     $116,159   0.0037%     3,364     $116,159   0.0033%
Leff, Valerie                                               3,364     3,364     $116,159   0.0037%     3,364     $116,159   0.0033%
Lefkowitz, Howard                                             414       414      $14,295   0.0005%       414      $14,295   0.0004%
LeRoy Partners                                                  0         0           $0   0.0000%         0           $0   0.0000%
Liroff, Harriett                                           12,166    12,166     $420,092   0.0134%    12,166     $420,092   0.0118%
Liroff, Richard                                             1,532     1,532      $52,900   0.0017%     1,532      $52,900   0.0015%
Loewengart, Irene                                           1,664     1,664      $57,458   0.0018%     1,664      $57,458   0.0016%
Lovitz, David                                               2,244     2,244      $77,485   0.0025%     2,244      $77,485   0.0022%
M. Westport Associates                             3,412              3,412     $117,816   0.0038%     3,412     $117,816   0.0033%
Maayan Partners                                             9,616     9,616     $332,040   0.0106%     9,616     $332,040   0.0094%
Marvin, Morton                                                914       914      $31,560   0.0010%       914      $31,560   0.0009%
Marvin, Suzanne                                                76        76       $2,624   0.0001%        76       $2,624   0.0001%
Maynard, Jean                                               2,304     2,304      $79,557   0.0025%     2,304      $79,557   0.0022%
Mazer, David                                                6,724     6,724     $232,180   0.0074%     6,724     $232,180   0.0065%
Mazer, Richard                                              6,724     6,724     $232,180   0.0074%     6,724     $232,180   0.0065%
Mendik, Bernard                         13,162                       13,162     $454,484   0.0145%    13,162     $454,484   0.0128%
Mendik, Susan                                        976      930     1,906      $65,814   0.0021%     1,906      $65,814   0.0019%
Mendik, Susan Trust                         36              4,474     4,510     $155,730   0.0050%     4,510     $155,730   0.0044%
 u/w/o Jean A. Batkin
L.C. Migdal & Ellin Kalmus,                                               0           $0   0.0000%         0           $0   0.0000%
Trustees of Trust "B"
 uw/o of Murray Silberstein                                10,256    10,256     $354,140   0.0113%    10,256     $354,140   0.0100%
Mil Equities                                               13,334    13,334     $460,423   0.0147%    13,334     $460,423   0.0130%
Myers Group III, Inc.                   17,641                       17,641     $609,144   0.0194%    17,641     $609,144   0.0172%
Myers Group IV, Inc.                   126,979                      126,979   $4,384,585   0.1399%   126,979   $4,384,585   0.1237%
Nevas, Alan                                        1,636              1,636      $56,491   0.0018%     1,636      $56,491   0.0016%
Nevas, Leo                                         3,271              3,271     $112,948   0.0036%     3,271     $112,948   0.0032%
Nicardo Corporation                                             0         0           $0   0.0000%         0           $0   0.0000%
Novick, Lawrence                                              154       154       $5,318   0.0002%       154       $5,318   0.0001%
Oestreich, David A.                                        38,808    38,808   $1,340,040   0.0427%    38,808   $1,340,040   0.0378%
Oestreich, Joan E.                                         38,802    38,802   $1,339,833   0.0427%    38,802   $1,339,833   0.0378%

------------------------------------------------------------------------------------------------------------------------------------
                                   Series A    Value   Percentage  Series B-1  Value    Percentage  Series B-2  Value    Percentage
                                   Preferred    of        of       Preferred     of         of      Preferred    of         of
                                    Units    Series A  Series A     Units   Series B-1  Series B-1    Units   Series B-2  Series B-2
------------------------------------------------------------------------------------------------------------------------------------
Oestreich, Sophy
Oppenheimer, Martin J.
Oppenheimer, Suzanne
Oshatz, Michael P.
Phillips, Family Trust UWO Edith
Phillips, Jonathan
Phillips, Lynn
Phillips, Estate of John D.
Plum Partners L.P.
Prentice Revocable Trust, 12/12/75
RCAY S.A.
Reichler, Richard
Reingold, Suzy
Roberts, H. Richard
Roche, Sara
Rolfe, Ronald
Rosenberg, Ilse
Rosenheim, Revocable Living
  Trust of Edna
Rosenzveig, Abraham
Rubashkin, Martin
Rubin, Murray M.
Sahid, Joseph
Saunders, Paul
Saul, Andrew
Schacht, Ronald
Schwartz, Trust FBO Samuel
  UWO Barbara Schwartz
Schwartz, Trust FBO Samuel
  UWO Ellis Schwartz
Schwartz, Trust FBO Carolynn
  UWO Barbara Schwartz
Schwartz, Trust FBO Carolynn
  UWO Ellis Schwartz
Shapiro, Howard
Shapiro, Howard A.
Shapiro, Robert I.
Shasha, Alfred
Shasha, Alfred A. & Hanina
Shasha, Alfred & Hanina
  Trustees UTA 6/8/94
Shasha, Robert Y.
Shasha-Kupchick, Leslie
Sheridan Family Partners, L.P.
Shine, William
Silberstein, John J.
Silbert, Harvey I.
Simons, Robert
Sims, David
Slaner, Estate of Alfred P.
Steiner, Phillip Harry
Steiner, Richard Harris
Tannenbaum, Bernard
Tannenbaum, Bernice
Tartikoff Living Trust
Winik, Trust U/W/O Carolyn
Watt, Emily
Wang, Kevin
Weissman, Sheila
Williams, John
                                    ----------------------------------  -----------------------------  -----------------------------
     TOTAL                          5,789,239  $283,672,711  100.0000%  899,566  $44,978,300  100.00%  449,783  $22,489,150  100.00%
                                    ----------------------------------  -----------------------------  -----------------------------

                                       Class of Units
----------------------------------------------------------------------------------------------------------
                                Series D-1   Value       Percentage             Common Units
                                Preferred     of            of           ---------------------------------
                                  Units    Series D-1    Series D-1       A           C           D
----------------------------------------------------------------------------------------------------------

Oestreich, Sophy                                                                                     4,610
Oppenheimer, Martin J.                                                                                 338
Oppenheimer, Suzanne                                                                                   338
Oshatz, Michael P.                                                                                  30,180
Phillips, Family Trust UWO Edith                                                                         0
Phillips, Jonathan                                                                                   3,364
Phillips, Lynn                                                                                       3,364
Phillips, Estate of John D.                                                                              0
Plum Partners L.P.                                                                                       0
Prentice Revocable Trust, 12/12/75                                                                   2,601
RCAY S.A.
Reichler, Richard                                                                                    5,400
Reingold, Suzy                                                                                       4,888
Roberts, H. Richard                                                                                 39,426
Roche, Sara                                                                                          3,364
Rolfe, Ronald                                                                                        1,844
Rosenberg, Ilse                                                                                        576
Rosenheim, Revocable Living
  Trust of Edna                                                                                      1,124
Rosenzveig, Abraham                                                                                  3,744
Rubashkin, Martin                                                                                      460
Rubin, Murray M.                                                                                     3,364
Sahid, Joseph                                                                                        1,844
Saunders, Paul                                                                                       1,844
Saul, Andrew                                                                                        20,196
Schacht, Ronald                                                                                        988
Schwartz, Trust FBO Samuel
  UWO Barbara Schwartz                                                                               4,278
Schwartz, Trust FBO Samuel
  UWO Ellis Schwartz                                                                                   256
Schwartz, Trust FBO Carolynn
  UWO Barbara Schwartz                                                                               4,278
Schwartz, Trust FBO Carolynn
  UWO Ellis Schwartz                                                                                   256
Shapiro, Howard                                                                                        932
Shapiro, Howard A.                                                                                     336
Shapiro, Robert I.                                                                                   3,364
Shasha, Alfred                                                                                       5,770
Shasha, Alfred A. & Hanina                                                                           7,484
Shasha, Alfred & Hanina
  Trustees UTA 6/8/94                                                                               13,676
Shasha, Robert Y.                                                                                    1,710
Shasha-Kupchick, Leslie                                                                              3,418
Sheridan Family Partners, L.P.                                                                      15,944
Shine, William                                                                                       2,766
Silberstein, John J.                                                                     75,140
Silbert, Harvey I.                                                                                  19,976
Simons, Robert                                                                                       3,364
Sims, David                                                                              52,938
Slaner, Estate of Alfred P.                                                                         34,958
Steiner, Phillip Harry                                                                               1,124
Steiner, Richard Harris                                                                              1,124
Tannenbaum, Bernard                                                                                    912
Tannenbaum, Bernice                                                                                     76
Tartikoff Living Trust                                                                               3,364
Winik, Trust U/W/O Carolyn                                                                           3,364
Watt, Emily                                                                                          1,332
Wang, Kevin                                                                              77,458
Weissman, Sheila                                                                                       664
Williams, John                                                                                       2,244
                                   ----------------------------------    ---------------------------------
     TOTAL                          2,400,000   $60,000,000  100.00%     85,309,341   3,534,098  1,340,011
                                    ----------------------------------   ---------------=-----------------

                                            Total          Value          Percentage
                                           Common         Common           Common           Total       Total        Percentage
                                    E       Units          Units            Units           Units       Value         Interest
--------------------------------------------------------------------------------------------------------------------------------
Oestreich, Sophy                             4,610         $159,183        0.0051%           4,610        $159,183     0.0046%
Oppenheimer, Martin J.                         338          $11,671        0.0004%             338         $11,671     0.0003%
Oppenheimer, Suzanne                           338          $11,671        0.0004%             338         $11,671     0.0003%
Oshatz, Michael P.                          30,180       $1,042,115        0.0332%          30,180      $1,042,115     0.0294%
Phillips, Family Trust UWO Edith                 0               $0        0.0000%               0              $0     0.0000%
Phillips, Jonathan                           3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Phillips, Lynn                               3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Phillips, Estate of John D.                      0               $0        0.0000%               0              $0     0.0000%
Plum Partners L.P.                               0               $0        0.0000%               0              $0     0.0000%
Prentice Revocable Trust, 12/12/75           2,601          $89,813        0.0029%           2,601         $89,813     0.0025%
RCAY S.A.                            0           0               $0        0.0000%               0              $0     0.0000%
Reichler, Richard                            5,400         $186,462        0.0059%           5,400        $186,462     0.0053%
Reingold, Suzy                               4,888         $168,783        0.0054%           4,888        $168,783     0.0048%
Roberts, H. Richard                         39,426       $1,361,380        0.0434%          39,426      $1,361,380     0.0384%
Roche, Sara                                  3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Rolfe, Ronald                                1,844          $63,673        0.0020%           1,844         $63,673     0.0018%
Rosenberg, Ilse                                576          $19,889        0.0006%             576         $19,889     0.0006%
Rosenheim, Revocable Living                      0               $0        0.0000%               0              $0     0.0000%
  Trust of Edna                              1,124          $38,812        0.0012%           1,124         $38,812     0.0011%
Rosenzveig, Abraham                          3,744         $129,280        0.0041%           3,744        $129,280     0.0036%
Rubashkin, Martin                              460          $15,884        0.0005%             460         $15,884     0.0004%
Rubin, Murray M.                             3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Sahid, Joseph                                1,844          $63,673        0.0020%           1,844         $63,673     0.0018%
Saunders, Paul                               1,844          $63,673        0.0020%           1,844         $63,673     0.0018%
Saul, Andrew                                20,196         $697,368        0.0222%          20,196        $697,368     0.0197%
Schacht, Ronald                                988          $34,116        0.0011%             988         $34,116     0.0010%
Schwartz, Trust FBO Samuel                       0               $0        0.0000%               0              $0     0.0000%
  UWO Barbara Schwartz                       4,278         $147,719        0.0047%           4,278        $147,719     0.0042%
Schwartz, Trust FBO Samuel                       0               $0        0.0000%               0              $0     0.0000%
  UWO Ellis Schwartz                           256           $8,840        0.0003%             256          $8,840     0.0002%
Schwartz, Trust FBO Carolynn                     0               $0        0.0000%               0              $0     0.0000%
  UWO Barbara Schwartz                       4,278         $147,719        0.0047%           4,278        $147,719     0.0042%
Schwartz, Trust FBO Carolynn                     0               $0        0.0000%               0              $0     0.0000%
  UWO Ellis Schwartz                           256           $8,840        0.0003%             256          $8,840     0.0002%
Shapiro, Howard                                932          $32,182        0.0010%             932         $32,182     0.0009%
Shapiro, Howard A.                             336          $11,602        0.0004%             336         $11,602     0.0003%
Shapiro, Robert I.                           3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Shasha, Alfred                               5,770         $199,238        0.0064%           5,770        $199,238     0.0056%
Shasha, Alfred A. & Hanina                   7,484         $258,423        0.0082%           7,484        $258,423     0.0073%
Shasha, Alfred & Hanina                          0               $0        0.0000%               0              $0     0.0000%
  Trustees UTA 6/8/94                       13,676         $472,232        0.0151%          13,676        $472,232     0.0133%
Shasha, Robert Y.                            1,710          $59,046        0.0019%           1,710         $59,046     0.0017%
Shasha-Kupchick, Leslie                      3,418         $118,024        0.0038%           3,418        $118,024     0.0033%
Sheridan Family Partners, L.P.              15,944         $550,546        0.0176%          15,944        $550,546     0.0155%
Shine, William                               2,766          $95,510        0.0030%           2,766         $95,510     0.0027%
Silberstein, John J.                        75,140       $2,594,584        0.0828%          75,140      $2,594,584     0.0732%
Silbert, Harvey I.                          19,976         $689,771        0.0220%          19,976        $689,771     0.0195%
Simons, Robert                               3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Sims, David                                 52,938       $1,827,949        0.0583%          52,938      $1,827,949     0.0516%
Slaner, Estate of Alfred P.                 34,958       $1,207,100        0.0385%          34,958      $1,207,100     0.0340%
Steiner, Phillip Harry                       1,124          $38,812        0.0012%           1,124         $38,812     0.0011%
Steiner, Richard Harris                      1,124          $38,812        0.0012%           1,124         $38,812     0.0011%
Tannenbaum, Bernard                            912          $31,491        0.0010%             912         $31,491     0.0009%
Tannenbaum, Bernice                             76           $2,624        0.0001%              76          $2,624     0.0001%
Tartikoff Living Trust                       3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Winik, Trust U/W/O Carolyn                   3,364         $116,159        0.0037%           3,364        $116,159     0.0033%
Watt, Emily                                  1,332          $45,994        0.0015%           1,332         $45,994     0.0013%
Wang, Kevin                                 77,458       $2,674,625        0.0853%          77,458      $2,674,625     0.0754%
Weissman, Sheila                               664          $22,928        0.0007%             664         $22,928     0.0006%
Williams, John                               2,244          $77,485        0.0025%           2,244         $77,485     0.0022%
                                   ------------------------------------------------    -----------  --------------   ---------
     TOTAL                          0   90,783,450    3,134,752,529     100.0000%      100,322,038  $3,545,892,690   100.0000%
                                    -----------------------------------------------    -----------  --------------   ---------



(1) Directly and through the following subsidiaries: Vornado Finance Corp., Vornado Investments Corporation, 40 East 14 Realty Associates General Partnership, 825 Seventh Avenue Holding Corporation, Menands Holding Corporation, and Two Guys From Harrison, N.Y., Inc.

(2) Pledged. (See Section 11.3. F of the Operating Partnership Agreement.)


Common Units
------------
Vornado                       84,223,971
Original Mendik Partners       4,865,790
Kennedy Partners               1,065,722
Freezer Services Partners        144,620
Westport Partners                  8,319
770 Broadway Partner             458,964
20 Broad Partners                 16,064
                              ----------
                              90,783,450
                              ==========